Exhibit 99.1

TALOS ENERGY APPOINTS ROBIN FIELDER AS EXECUTIVE VICE PRESIDENT TO LEAD CARBON CAPTURE AND SEQUESTRATION BUSINESS

Houston, December 16, 2021 – Talos Energy Inc. (NYSE: TALO) (“Talos” or the “Company”) today announced the appointment of Robin Fielder as the Company’s first Executive Vice President Low Carbon Strategy and Chief Sustainability Officer. Under the newly created executive leadership role, Ms. Fielder will serve as the lead executive for Talos’s rapidly growing carbon capture and sequestration (“CCS”) business as well as oversee all ESG and sustainability initiatives and reporting. Ms. Fielder brings over 20 years of executive leadership and commercial and technical experience across the energy value chain, including C-suite level management, investor relations, corporate planning, operations and engineering roles at multiple publicly traded upstream and midstream companies.

Ms. Fielder most recently served as President and Chief Executive Officer of Noble Midstream Partners LP, a Chevron Corporation company following its acquisition of Noble Energy. Prior to joining Noble, Ms. Fielder served in a wide variety of roles over more than 18 years with Anadarko Petroleum Corporation, including President and Chief Executive Officer of Western Midstream Partners LP, Vice President of Investor Relations and numerous corporate planning, asset leadership and onshore and offshore engineering roles. In her new role at Talos, she will have organizational leadership and P&L responsibilities, Board accountability on sustainability matters and manage and develop key relationships with external stakeholders including CCS partners, suppliers, regulatory bodies and investors.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are thrilled to welcome Robin to the executive leadership team at Talos. Robin has a distinguished background of executive leadership at multiple companies and a deep understanding of the carbon value chain. I am confident she will build upon the tremendous momentum that our CCS team has created thus far. We look forward to Robin joining the organization and to working together to grow and develop our decarbonization business.”

Robin Fielder added: “I’m excited to join Talos at this extraordinary time and I look forward to being a part of its outstanding team and entrepreneurial culture. The Company has emerged as a first mover and a clear leader in Gulf Coast CCS opportunities. I look forward to helping drive and commercialize the business to its full potential as we expand our sequestration footprint, formalize agreements with customers and site partners, deliver projects safely and expeditiously to first injection and ultimately to peak injection rate.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

TALOS ENERGY INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of our CCS business, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 3, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002